SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 12, 2003
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                        (Date of earliest event reported)

                           Jacksonville Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


Texas                                   0-28070                       75-2632781
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(State or other jurisdiction     (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)



Commerce and Neches Street, Jacksonville, Texas                         75766
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(Address of principal executive offices)                              (Zip Code)


                                 (903) 586-9861
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                          if changed since last report)


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ITEM 5.      OTHER EVENTS
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         On August 12, 2003, Jacksonville Bancorp, Inc. ("Jacksonville" or the
"Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Franklin Bank Corp. and FBC Merger Corporation, a wholly-owned subsidiary of Franklin Bank Corp., which sets forth the terms and conditions under which
(i) FBC Merger Corporation shall be merged with and into Jacksonville, with Jacksonville as the surviving corporation (the "Merger"), (ii) immediately after consummation of the Merger, BK2 Holdings, Inc. ("BK2"), a wholly-owned subsidiary of Franklin Bank Corp., shall merge with Jacksonville IHC, Inc., a wholly-owned subsidiary of Jacksonville, with BK2 as the surviving corporation (the "Intermediate Holding Company Merger"), and (iii) immediately after consummation of the Merger, Franklin Bank, S.S.B. ("Franklin Bank") shall merge with Jacksonville Savings Bank, SSB, with Franklin Bank as the surviving bank (the "Bank Merger"). Jacksonville's common stock is traded on the NASDAQ National Market System under the symbol "JXVL."

         As a result of the Merger, Jacksonville shareholders will receive $37.50 per share in cash, without interest. The total consideration to be received by Jacksonville shareholders will be approximately $72.5 million on a diluted basis. The Agreement was unanimously approved by the Boards of Directors of both organizations. The Merger is subject to regulatory approval, approval by both of the Jacksonville and the Franklin Bank Corp. shareholders, completion of financing by Franklin Bank Corp. and other customary closing conditions. On August 15, 2003, Franklin Bank Corp. filed a Registration Statement on Form S-1 with respect to the registration of $115 million of common stock. The transaction is expected to close in the fourth quarter of 2003 pending the satisfaction of these conditions.

         The directors and executive officers of Jacksonville, who own in the aggregate approximately 12% of the outstanding shares of common stock of Jacksonville, have entered into voting agreements with Franklin Bank Corp., pursuant to which the directors and executive officers have agreed to vote in favor of approval of the Agreement all of their shares of Jacksonville common stock which they are entitled to vote.

         The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 2.1 to this report and is incorporated herein by reference. For additional information, reference is made to the press release announcing the execution of the Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.


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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
             ------------------------------------------------------------------

         (a) Not applicable.

         (b) Not applicable.

         (c) The following exhibits are included with this Report:

         Exhibit No.        Description
         -----------        -----------

         2.1 Agreement and Plan of Merger among Franklin Bank Corp., FBC Merger Corporation and Jacksonville Bancorp, Inc., dated August 12, 2003

         99.1               Press Release, dated August 12, 2003 (1)
------------------

(1) Incorporated by reference from the filing by Jacksonville Bancorp, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 on August 12, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   JACKSONVILLE BANCORP, INC.

                                   By:  /s/ Jerry Chancellor
                                        ---------------------------------------
                                        Jerry Chancellor
                                        President and Chief Executive Officer

Date:  August 19, 2003


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